UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2006

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XL CAPITAL LTD
(Exact name of registrant as specified in its charter)

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Cayman Islands	1-10809	98-0191089
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

XL House, One Bermudiana Road, Hamilton, Bermuda HM 11
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 292 8515
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On November 5, 2006, management of XL Capital Ltd (the “Company”) determined that the Company had incorrectly included the impact of foreign exchange rate changes on “Cash flows provided by operating activities,” “Cash flows used in investing activities,” “Cash flows provided by financing activities” and “Effects of exchange rate changes on foreign currency cash” in the Company’s Consolidated Statements of Cash Flows in its Consolidated Financial Statements for the years ended December 31, 2005, 2004 and 2003 and the quarters ended March 31 and June 30, 2006 and, therefore, a restatement is required to eliminate the impact of those rate changes on balances held in certain foreign currency denominated subsidiaries.

In light of the foregoing, previously issued financial statements and the related reports of the Company’s independent registered public accounting firm for the years ended December 31, 2005, 2004 and 2003 and the quarters ended March 31 and June 30, 2006, should no longer be relied upon.

The restatement of the Company’s Consolidated Statements of Cash Flows will not impact the Company’s previously reported Consolidated Statements of Income or Consolidated Balance Sheets and, in particular, “Cash and cash equivalents” reported at the end of any period in the Company’s Consolidated Statements of Cash Flows remains unchanged.

Management has discussed the matters disclosed in this Current Report on Form 8-K with the Company’s Audit Committee and with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

The following Condensed Consolidated Statements of Cash Flows for the six month period ended June 30, 2006 as well as the years ended December 31, 2005, 2004 and 2003 set forth the effects of these restatements:

	Six Month Period Ended June 30, 2006
	As Previously Reported	Adjustments	As Restated
Net cash provided by operating activities	$ 1,281,480	$ (519,341)	$ 762,139
Net cash used in investing activities	(1,344,510)	496,782	(847,728)
Net cash provided by financing activities	(1,062,700)	(2,156)	(1,064,856)
Effects of exchange rate changes on foreign currency cash	(977)	24,715	23,378
Net change in cash and cash equivalents	$ (1,126,707)	-	$ (1,126,707)

	Year Ended December 31, 2005
	As Previously Reported	Adjustments	As Restated
Net cash provided by operating activities	$ 4,249,436	$ 787,914	$ 5,037,350
Net cash used in investing activities	(7,904,144)	(765,872)	(8,670,016)
Net cash provided by financing activities	5,144,030	19,525	5,163,555
Effects of exchange rate changes on foreign currency cash	427	(41,567)	(41,140)
Net change in cash and cash equivalents	$ 1,489,749	-	$ 1,489,749

	Year Ended December 31, 2004
	As Previously Reported	Adjustments	As Restated
Net cash provided by operating activities	$ 4,444,038	$ (536,006)	$ 3,908,032
Net cash used in investing activities	(6,584,550)	522,207	(6,062,343)
Net cash provided by financing activities	1,622,061	16,663	1,638,724
Effects of exchange rate changes on foreign currency cash	(228)	(2,864)	(3,092)
Net change in cash and cash equivalents	$ (518,679)	-	$ (518,679)

	Year Ended December 31, 2003
	As Previously Reported	Adjustments	As Restated
Net cash provided by operating activities	$ 3,375,577	$ (573,664)	$ 2,801,913
Net cash used in investing activities	(5,853,544)	574,240	(5,279,304)
Net cash provided by financing activities	1,601,944	25,518	1,627,462
Effects of exchange rate changes on foreign currency cash	2,646	(26,094)	(23,448)
Net change in cash and cash equivalents	$ (873,377)	-	$ (873,377)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2006

XL CAPITAL LTD
(Registrant)

By:	/s/ Kirstin R. Gould

	Name:	Kirstin Romann Gould
	Title:	Secretary